Exhibit 5.1

May 7, 2025

Ingevity Corporation

4920 O’Hear Avenue, Suite 400

North Charleston, South Carolina 29405

Re:	Registration Statement Post-Effective Amendment on Form S-8

To the addressee set forth above:

We have acted as counsel to Ingevity Corporation, a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the registration statement on Form S-8 (File No. 333-211430) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“the Commission”) under the Securities Act of 1933, as amended (the “Act”) on May 7, 2025, relating to the shares of the Company’s common stock, par value $0.01 per share (the “Shares”) issuable pursuant to the Ingevity Corporation 2025 Omnibus Incentive Plan (the “2025 Plan”), which such Shares were originally authorized for issuance under the Ingevity Corporation 2016 Omnibus Plan (the “2016 Plan”).

Pursuant to the terms of the 2025 Plan, the Shares that will be issuable includes, in addition to 425,000 new shares of Common Stock (registered on a new registration statement on Form S-8 filed contemporaneously with the Post-Effective Amendment), (a) shares of Common Stock that remain available under the 2016 Plan immediately prior to April 30, 2025 (the “Effective Date”), and (b) shares of Common Stock underlying any equity awards previously granted under the 2016 Plan as of the Effective Date that, on or after the Effective Date, are forfeited, terminated, expire or lapse without being exercised, or any such awards that are settled for cash (collectively, the shares of Common Stock described in clauses (a) and (b) above, the “Rollover Shares”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Post-Effective Amendment, Registration Statement or related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications stated herein, it is our opinion that, as of the date hereof, subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Rollover Shares, and when the Rollover Shares have been issued by the Company in the circumstances contemplated by the 2025 Plan for legal consideration in excess of par value, the issuance of the Rollover will have been duly authorized by all necessary corporate action of the Company, and the Rollover Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Post-Effective Amendment to the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Post-Effective Amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker & Hostetler LLP